UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Board of Directors of Four Rivers Bioenergy Inc. (the “Company”) has determined to postpone the previously announced annual meeting of shareholders until October 2011.  The actual date of the meeting will be determined by the Board at a date in the future and duly noticed, all in accordance with state law, the Company’s by-laws and SEC requirements.

In addition, attached to this Form 8-K is a press release and open letter from the Company’s Chief Executive Officer to the shareholders of the Company announcing a series of initiatives for shareholders to meet with the executive officers of the Company.

Item 9.01  Financial Statements and Exhibits.

99.1

Press Release dated March 8, 2011, and attached Letter to Shareholders dated March 8, 2011 from the Chief Executive Officer

99.2

Spanish translation of Press Release dated March 8, 2011, and attached Letter to Shareholders dated March 8, 2011 from the Chief Executive Officer (for the benefit of the Company’s Spanish speaking shareholders)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer